Exhibit 23.1

CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Amendment No. 2 to Registration Statement No. 333-207920 of our report dated April 7, 2016, relating to the financial statements of TurnPoint Medical Devices, Inc. as of December 31, 2014 and 2015 and for each of the two years in the period ended December 31, 2015, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

February 10, 2017